Exhibit 99.1

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Earliest Event Reported: May 2, 2003

Commission File Number 000-31249

CRITICAL HOME CARE, INC.
(Exact name of registrant as specified in its charter)

NEVADA	88-0331369
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer I.D. Number)

762 SUMMA AVENUE WESTBURY, NEW YORK	11590
(Address of principal executive offices)	Zip Code

Registrant's telephone no.: 516-997-1200

Item 4.          Changes in Registrant's Certifying Accountant

(a)      Previous independent accountants

          The Board of  Directors  and Audit  Committee  of the Board of Directors of Critical Home Care, Inc., dismissed its independent  accountants,  Grassi & Co., CPA's,  P.C., on May 2, 2003.  The reports of Grassi & Co.,   CPA's,  P.C. on the consolidated  financial  statements of Critical Home Care,  Inc. as of September 30, 2002 and December 31, 2001 for the nine months and year then ended contained no adverse opinions or disclaimer of opinion and were not otherwise qualified or modified as to uncertainty,  audit scope or accounting principle.  In connection with its audits of the consolidated  financial statements of Critical Home Care, Inc.,  as of  September  30, 2002 and  December 31, 2001 for the nine months and year then ended,  and during the interim period between  October 1, 2002 and May 2, 2003 there have been no  disagreements  with  Grassi & Co.,  CPA's,  P.C.  on matters of accounting  principles or practices,  financial statement disclosure, or auditing  scope or  procedure,  which  disagreements,  if not resolved to the satisfaction  of  Grassi & Co.  CPA's,  P.C.,  would  have  caused  them to make reference thereto in their report on the consolidated  financial  statements for such periods.  Critical Home Care,  Inc. has requested that Grassi & Co., CPA's, P.C.,  furnish it with a letter  addressed to the SEC stating  whether or not it agrees with the above  statements.  Such  letter is  attached  hereto as Exhibit 16.0.

(b)      New independent accountants

          Critical Home Care, Inc., with the approval of the Audit Committee of the Board  of  Directors,  engaged  Marcum  &  Kliegman  LLP as its new  independent accountants as of May 2, 2003.

          During the fiscal year ended December 31, 2001, the nine  months  ended September 30, 2002 and the subsequent period prior to the engagement of Marcum & Kliegman  LLP on May 2, 2003,  Critical  Home Care,  Inc.  did not consult  with Marcum & Kliegman  regarding the  application  of  accounting  principles to any specific  transaction,  whether  completed  or  proposed,  on the  type of audit opinion  that might be  rendered  on  Critical  Home Care,  Inc.'s  consolidated financial  statements;  or on any  matter  that  was  either  the  subject  of a disagreement or a reportable event.

 Item 7.      Financial Statements, Pro-Forma Financial Information and Exhibits

Exhibit 16.0               Grassi & Co., CPA's, P.C. letter related to Item 4.

SIGNATURES

                Pursuant  to the  requirements  of the  Securities  Exchange  Act of  1934,  the Registrant  has duly  caused  this  report  to be  signed  on its  behalf by the undersigned hereunto duly authorized.

Critical Home Care, Inc. By: /s/ Eric S. Yonenson Eric S. Yonenson Chief Financial Officer

Exhibit 16.0

May 5, 2003

Securities and Exchange Commission
450 Fifth Street N.W.
Washington D.C. 20549

Dear Sirs:

We have  read  the  statements  made by  Critical  Home  Care,  Inc.,  which  we understand will be filed with the Commission  pursuant to Item 4 on Form 8-K, as part of the Company's Report on the Form 8-K dated May 7, 2003. We agree with the statements concerning our firm in said form 8-K.

Very truly yours,

GRASSI & CO., CPAs P.C.

/s/ Louis C. Grassi, CPA, CFE
 Managing Partner